Exhibit 10.79

Confidential Treatment

Toppan Passport Printer Sub-License Clarification Agreement

THIS LICENSE CLARIFICATION AGREEMENT (this “Agreement”) is made effective as of January 17, 2003 by and between Trans Digital Technologies, Inc., with an address at 1215 Jefferson-Davis Highway, Suite 1105, Arlington, Virginia 22202 (“TDT”); and Global Enterprises Technologies Corporation, a Delaware corporation, with an address at 275 Wyman Street, Waltham, Massachusetts 02451 (“GET-USA”); TDT and GET-USA are each a “Party” and collectively the “Parties.”

WITNESSETH:

WHEREAS GET-USA has been granted by Toppan Printing Co. Ltd. the exclusive rights to market, distribute and sell the Toppan Passport Printer as defined in the “License and Purchase Agreement” (as defined below) in the United States of America;

WHEREAS further to the terms of the “License and Purchase Agreement” (as defined below), GET-USA and others granted or consented to, inter alia, an exclusive sub-license to Thermo Digital Technologies, L.L.C. of the Toppan Passport Printer License Rights as defined in the “License and Purchase Agreement” (as defined below);

WHEREAS the Parties to this Agreement have been in dispute concerning the term of TDT’s sub-license of Toppan Passport Printer License Rights and the Parties desire to clarify such matters by entering into this Agreement.

NOW THEREFORE, in consideration for the mutual covenants and agreements set forth herein, the receipt and sufficiency which is hereby acknowledged, the Parties individually and collectively, agree as follows:

1.	Definitions.

(a) The term “License and Purchase Agreement” means the License and Purchase Agreement, executed on January 29, 1999 by and among (i) Thermo Digital Technologies L.L.C., a Delaware limited liability company then having an address at 490 L’Enfant Plaza, S.W., Suite 7170, Washington, D.C. 2002-2118 existing by virtue of the Certificate of Formation filed with the Secretary of State of Delaware on July 2, 1997; (ii) Thermo Digital Technologies Corporation a Delaware corporation and wholly-owned subsidiary of Thermo Electron Corporation then having an address at L’Enfant Plaza, S.W., Suite 7170, Washington, D.C. 2002-2118; (iii) Thermo Electron Corporation, a Delaware corporation with an address at 81 Wyman Street, Waltham, Massachusetts 02454; (iv) ESI Corp., db/a/ ESI Ventures, a Delaware corporation then having an address at 53 Stonehedge, Lincoln, Massachusetts 01773, (v) Global Enterprise Technologies Corporation, a Delaware corporation with an address at 275 Wyman Street, Waltham, Massachusetts 02451, and (vi) GET Holdings Limited, a company organized under the laws of the Republic of Cyprus with an address of 1 Deligeorgi Street, Cosmo Building, 3rd Floor, 1066 Nicosia, Republic of Cyprus.

(b) “United States Government” or “U.S. Government” means the United States government, the United States Department of State or any subdivision or agency of the United States government.

*	Redacted – Confidential Treatment – Filed separately with the SEC.

Confidential Treatment

(c) All other capitalized terms used in this Agreement shall have the meanings ascribed to such terms in the License and Purchase Agreement unless otherwise expressly defined herein.

2.	Successors in Interest Authority to Enter Into this Clarification.

(a) GET-USA represents and warrants to TDT that it has re-acquired all Toppan Passport Printer License Rights from ESI Corp. necessary to enable it legally to make the clarifications set forth in this Agreement and that all such clarifications are valid, binding and enforceable against GET-USA, in accordance with their terms.

(b) TDT represents and warrants to GET-USA that it is the successor in interest of Thermo Digital Technologies L.L.C., Thermo Digital Technologies Corporation and Thermo Election Corporation with respect to the Toppan Passport Printer License Rights and has acquired all rights from them necessary to enable it legally to make the clarifications set forth in this Agreement sand that all such clarifications are valid, binding, and enforceable against TDT, in accordance with their terms.

3.	Amendment on Term.

(a) The term of TDT’s Toppan Passport Printer License Rights endures through the term of any new contract (or extension thereof, or subsequent contract or extension of such subsequent contract) executed between TDT and the U.S. Government to provide the U.S. Government with Toppan Passport Printers, but not later than December 31, 2008. If at the end of such term, it is established that GET-USA has the Toppan Passport Printer License Rights and the right to sublicense them, the parties shall negotiate in good faith the continuation of the sub-license of Toppan Passport Printer License Rights from GET-USA to TDT.

4.	Amendment to Software Agreement.

The definition of “Contract” in the Software Agreement is hereby amended to read as follows:

“Contract” means any contract awarded to Licensee by the United States of America, the Department of State or any other agency of the United States of America teased on the Toppan Passport Printer License Rights.

5.	Additional License Fees.

TDT agrees to pay GET-USA, a license fee in accordance with Exhibit A attached hereto which is an integral part of this Agreement, and incorporated by reference herein.

6.	Representations, Warranties and Covenants Regarding Agreements with Toppan.

GET-USA represents and warrants to TDT that Toppan has granted to GET-USA the Toppan Passport Printer License Rights through the applicable date set forth in Section 3 above and covenants that GET USA shall not enter into .any amendment with Toppan of the U.S. Distribution Agreement which shortens the period of such rights, or would cause TDT exercise of its rights to violate the terms of the U.S. Distribution Agreement, as amended through the date hereof; nor shall GET-USA engage

*	Redacted – Confidential Treatment – Filed separately with the SEC.

Confidential Treatment

in or suffer the occurrence of any conduct or event which would entitle Toppan to terminate its grant of the Toppan Passport Printer License Rights to GET-USA.

7.	Representations, Warranties and Covenants Regarding TDT.

TDT represents and warrants to GET -USA that TDT shall use commercially reasonable efforts to secure a new contract(s) from the United States Government to continue to provide Toppan Passport Printers for passport production for an additional period commencing after the April 15, 2003 anticipated date of expiration of the existing US Passport Contract and it shall not engage in or suffer the occurrence of any conduct or event which would entitle the U.S. government to terminate such contract.

8.	Warranties, Liabilities and Indemnities.

IN NO EVENT SHALL EITHER PARTY BE LIABLE TO BE OTHER FOR ANY LOST PROFITS, OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, AND NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR COVENANTS EXCEPT AS EXPRESSLY SET FORTH HEREIN, EXCEPT THAT THIS LIMITATION IS NOT INTENDED (a) TO LIMIT TDT’S’ RIGHT TO RECOVER THE PROFITS IT LOSES AND OTHER DAMAGES IT SUSTAINS, IF A BREACH OF THE REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS BY GET-USA IN THIS AGREEMENT CAUSE TDT NOT TO BE ABLE TO ENTER THE ANTICIPATED CONTRACT WITH THE UNITED STATES GOVERNMENT OR TO BREACH OR BE UNABLE TO PERFORM ITS OBLIGATIONS UNDER SUCH CONTRACT, AS SUCH MAY BE DETERMINED IN A COURT OF LAW; OR (b) TO LIMIT GET-USA’S RIGHT TO RECOVER THE PROFITS IT LOSES AND OTHER DAMAGES IT SUSTAINS AS A RESULT OF THE BREACH OF THE REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS BY TDT IN THIS AGREEMENT, AS SUCH MAY BE DETERMINED IN A COURT OF LAW. Each Party agrees to indemnify the other against all claims, damages, liabilities and expenses, including reasonable attorney’s fees arising as a consequence of a breach of any one or more of the representations, Warranties or covenants set forth in this Agreement.

9.	Conditions to Closing.

As a condition to the effectiveness of this Agreement, TDT will have received written notice from Toppan that Toppan has granted the Toppan Passport Primer License Rights to GET-USA and that those rights extend through December 31, 2008.

10.	License and Purchase Agreement.

Except as expressly clarified or modified by this Agreement, all provisions of the License and Purchase Agreement shall remain in full force and effect.

This instrument may be executed by facsimile signature, and shall become effective as of the date first set forth above when signed by both Parties.

*	Redacted – Confidential Treatment – Filed separately with the SEC.

Confidential Treatment

IN WITNESS WHEREOF, the undersigned have executed this Agreement as an instrument under seal as of the date first set forth above.

Global Enterprise Technologies Corp.		Trans Digital Technologies, Inc.

By	/s/ Gary Christelis	By	/s/ Buddy G. Beck
Name	Gary Christelis	Name	Buddy G. Beck
Title	Vice President	Title	President

*	Redacted – Confidential Treatment – Filed separately with the SEC.

Exhibit A

Passport Printer License Fee Schedule

With respect to the sale of any Toppan Passport Printers as defined in the License and Purchase Agreement (which includes consumables) by TDT to the United States Government on or after April 15, 2003 under new follow-on contract(s) with the United States Government referred to in Section 7(a) and in exercise of the sublicense referred to herein from GET-USA of the Toppan Passport Printer License Rights, TDT will pay to GET-USA an incremental license fee for each contract year (or part thereof) of such new contract according to the following schedule:

Items	Percentage of Revenue Received in One Contract Year (or part thereof) from Sales to US Government	Condition
Toppan Printers	[ * ]	• On gross revenue from [ * ]

Toppan Printer Parts	[ * ]	• On gross revenue from [ * ]

Toppan Consumables (Secure Coating, Ink ribbon, Security Foil)	[ * ]

•     On gross revenue from sales of secure coating up to [    *    ] per year.

•     On gross revenue from sales of security foil up to [    *    ] per year, each roll of which has 500 frames for 500 passports.

•     On gross revenue from sales of ink ribbon up to [    *    ] per year, each roll of which has 500 frames for 500 passports.

Toppan Consumables (Secure Coating, Ink ribbon, Security Foil)	[ * ]

•     On gross revenue from additional sales of up to [    *    ] per year of secure coating exceeding [    *    ] per year

•     On gross revenue from additional sales of up to [    *    ] of security foil exceeding [    *    ] per year, each roll of which has 500 frames for 500 passports.

•     On gross revenue from additional sales of up to [    *    ] of ink ribbon exceeding [    *    ] rolls per year, each roll of which has 500 frames for 500 passports.

Toppan Consumables (Secure Coating, Ink ribbon, Security Foil)	[ * ]

•     On gross revenue from sales of secure coating exceeding [    *    ] per year.

•     On gross revenue from sales of security foil exceeding [    *    ] per year, each roll of which has 500 frames for 500 passports.

•     On gross revenue from sales of ink ribbon exceeding [    *    ] per year, each roll of which has 500 frames for 500 passports

*	Redacted – Confidential Treatment – Filed separately with the SEC.

Fee Payment Schedule

Beginning with sales of any Toppan Passport Printers as defined in the License and Purchase Agreement (which includes consumables) by TDT to the U.S. Government on or after April 15, 2003, TDT will remit to GET-USA the amount of fee due on the gross revenue received during each calendar quarter from sales to the U.S. Government as set forth in the above schedule, such payment for revenue from sales in any one quarter being payable to GET-USA within thirty (30) days after payment to TDT by the U.S. Government. TDT shall provide evidence of date of payment by the U.S. Government to GET-USA. A “sale” shall occur when TDT is entitled to recognize the income under generally accepted accounting principles. Within thirty (30) days from the end of each calendar quarter, TDT shall provide to GET-USA a copy of Toppan Passport Printer purchase orders, if any, received by TDT from the U.S. Government during that calendar quarter, such copies of purchase orders to inform GET-USA of types and quantities of Toppan Passport Printers and sales prices therefor.

Conditions

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This Passport Printer License Fee Schedule is incorporated by reference, and an integral part of, the Toppan Passport Printer Sub-License Clarification Agreement executed by the parties below on even date herewith. This instrument may be executed by facsimile signature.

IN WITNESS WHEREOF, the undersigned have executed this Passport Printer License Fee Schedule as an instrument under seal as of January 17, 2003.

Global Enterprise Technologies Corp.		Trans Digital Technologies, Inc.

By	/s/ Gary Christelis	By	/s/ Buddy G. Beck
Name	Gary Christelis	Name	Buddy G. Beck
Title	Vice President	Title	President

*	Redacted – Confidential Treatment – Filed separately with the SEC.

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